UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A
(Amendment No. 1)

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 6, 2024

Angi Inc.
(Exact name of registrant as specified in charter)

Delaware	001-38220	82-1204801
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3601 Walnut Street,	Suite 700
Denver,	CO	80205
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (303) 963-7200
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.001	ANGI	The Nasdaq Stock Market LLC
(Nasdaq Global Select Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

EXPLANATORY NOTE
On August 6, 2024, the Registrant filed a Current Report on Form 8-K with Items 2.02, 7.01 and 9.01 (the “Original Report”). Due to an administrative error, the submission header coding in the Original Report inadvertently referred only to Items 7.01 and 9.01 on EDGAR (and not to Items 2.02, 7.01 and 9.01). This Amendment No. 1 on Form 8-K/A is being filed for the sole purpose of correcting the submission header coding to refer to Items 2.02, 7.01 and 9.01. All disclosures contained in the Original Report remain unchanged.

Item 2.02    Results of Operations and Financial Condition.
Item 7.01    Regulation FD Disclosure

On August 6, 2024, the Registrant announced that it had released its results for the quarter ended June 30, 2024. The full text of the related press release, which is posted on the "Investor Relations" section of the Registrant's website at https://ir.angi.com/quarterly-earnings and appears in Exhibit 99.1 hereto, is incorporated herein by reference.
Exhibit 99.1 is being furnished under both Item 2.02 "Results of Operations and Financial Condition" and Item 7.01 "Regulation FD Disclosure."

Item 9.01. Financial Statements and Exhibits

Exhibit Number	Description
99.1	Press Release of Angi Inc., dated August 6, 2024.
104	Cover Page Interactive Data File (embedded within the Inline XBRL)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ANGI INC.

	By:	/s/ Shannon M. Shaw
	Name:	Shannon M. Shaw
	Title:	Chief Legal Officer
Date: August 14, 2024